EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 333-44010 on Form N-1A of our reports dated February 16, 2010, relating to the financial statements and financial highlights of the funds listed in Schedule A, each a series of Eaton Vance Variable Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Variable Trust, for the year ended December 31, 2009, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts April 28, 2010

SCHEDULE A

Report Date	Fund
February 16, 2010	Eaton Vance VT Floating-Rate Income Fund
February 16, 2010	Eaton Vance VT Large-Cap Value Fund
February 16, 2010	Eaton Vance VT Worldwide Health Sciences Fund